
                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                January 14, 2004

                                      among

                                 ALON USA, INC.,
                                  as Borrower,

                            The Lenders Party Hereto

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands branch,
                             as Administrative Agent

================================================================================

                                                                [CS&M #2162-110]
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                                TABLE OF CONTENTS

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
                                             ARTICLE I

                       Definitions; Construction; Incorporation by Reference

SECTION 1.01.  Defined Terms...................................................................    1
SECTION 1.02.  Terms Generally.................................................................   24
SECTION 1.03.  Incorporation by Reference......................................................   24


                                             ARTICLE II

                                            The Credits

SECTION 2.01.  Commitments and Loans...........................................................   25
SECTION 2.02.  Loans...........................................................................   25
SECTION 2.03.  Borrowing Procedure.............................................................   26
SECTION 2.04.  Evidence of Debt; Repayment of Loans............................................   26
SECTION 2.05.  Fees............................................................................   27
SECTION 2.06.  Interest on Loans...............................................................   27
SECTION 2.07.  Default Interest................................................................   28
SECTION 2.08.  Alternate Rate of Interest......................................................   28
SECTION 2.09.  Termination of Commitments......................................................   28
SECTION 2.10.  Conversion and Continuation of Borrowings.......................................   28
SECTION 2.11.  Optional Prepayments............................................................   30
SECTION 2.12.  Mandatory Prepayments...........................................................   30
SECTION 2.13.  Reserve Requirements; Change in Circumstances...................................   32
SECTION 2.14.  Change in Legality..............................................................   33
SECTION 2.15.  Indemnity.......................................................................   34
SECTION 2.16.  Pro Rata Treatment..............................................................   34
SECTION 2.17.  Sharing of Setoffs..............................................................   34
SECTION 2.18.  Payments........................................................................   35
SECTION 2.19.  Taxes...........................................................................   35
SECTION 2.20.  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.........   36

                                            ARTICLE III

                                   Representations and Warranties

SECTION 3.01.  Organization; Powers............................................................   38
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
SECTION 3.02.  Authorization...................................................................   38
SECTION 3.03.  Enforceability..................................................................   38
SECTION 3.04.  Governmental Approvals..........................................................   39
SECTION 3.05.  Financial Statements............................................................   39
SECTION 3.06.  No Material Adverse Change......................................................   39
SECTION 3.07.  Title to Properties; Possession Under Leases....................................   39
SECTION 3.08.  Subsidiaries....................................................................   40
SECTION 3.09.  Litigation; Compliance with Laws................................................   40
SECTION 3.10.  Agreements......................................................................   40
SECTION 3.11.  Federal Reserve Regulations.....................................................   41
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act......................   41
SECTION 3.13.  Use of Proceeds.................................................................   41
SECTION 3.14.  Tax Returns.....................................................................   41
SECTION 3.15.  No Material Misstatements.......................................................   41
SECTION 3.16.  Employee Benefit Plans..........................................................   41
SECTION 3.17.  Environmental Matters...........................................................   42
SECTION 3.18.  Insurance.......................................................................   42
SECTION 3.19.  Security Documents..............................................................   42
SECTION 3.20.  Location of Real Property.......................................................   43
SECTION 3.21.  Labor Matters...................................................................   43
SECTION 3.22.  Solvency........................................................................   43
SECTION 3.23.  Senior Indebtedness.............................................................   43

                                             ARTICLE IV

                                       Conditions of Lending

SECTION 4.01.  Conditions of Lending...........................................................   44


                                             ARTICLE V

                                       Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties............................................   47
SECTION 5.02.  Insurance.......................................................................   47
SECTION 5.03.  Obligations and Taxes...........................................................   49
SECTION 5.04.  Financial Statements, Reports, etc..............................................   49
SECTION 5.05.  Litigation and Other Notices....................................................   51
SECTION 5.06.  Maintaining Records; Access to Properties and Inspections.......................   51
SECTION 5.07.  Use of Proceeds.................................................................   51
SECTION 5.08.  Debt Service Support Requirement; Defeasance of Certain Indebtedness;
                Depository Account with Administrative Agent...................................   51
SECTION 5.09.  Senior Indebtedness Designation.................................................   52
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                                       2
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
SECTION 5.10.  Collateral......................................................................   53
SECTION 5.11.  Mortgaged Property Casualty and Condemnation....................................   53

                                             ARTICLE VI

                                         Negative Covenants

SECTION 6.01.  Indebtedness....................................................................   58
SECTION 6.02.  Liens...........................................................................   59
SECTION 6.03.  Sale and Lease-Back Transactions................................................   61
SECTION 6.04.  Investments, Loans and Advances.................................................   62
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.......................   64
SECTION 6.06.  Restricted Payments.............................................................   64
SECTION 6.07.  Restrictive Agreements..........................................................   65
SECTION 6.08.  Transactions with Affiliates....................................................   66
SECTION 6.09.  Business of Borrower and Subsidiaries...........................................   66
SECTION 6.10.  Other Indebtedness and Agreements...............................................   66
SECTION 6.11.  Capital Expenditures............................................................   66
SECTION 6.12.  Interest Coverage Ratio.........................................................   67
SECTION 6.13.  Maximum Leverage Ratio..........................................................   67
SECTION 6.14.  Minimum Net Worth...............................................................   67
SECTION 6.15.  Current Ratio...................................................................   67
SECTION 6.16.  Fiscal Year.....................................................................   68
SECTION 6.17.  Subsidiaries....................................................................   68

                                            ARTICLE VII

                                         Events of Default

                                            ARTICLE VIII

                         The Administrative Agent and the Collateral Agent

                                             ARTICLE IX

                                           Miscellaneous

SECTION 9.01.  Notices.........................................................................   73
SECTION 9.02.  Survival of Agreement...........................................................   73
SECTION 9.03.  Binding Effect..................................................................   74
SECTION 9.04.  Successors and Assigns..........................................................   74
SECTION 9.05.  Expenses; Indemnity.............................................................   78
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
SECTION 9.06.  Right of Setoff.................................................................   79
SECTION 9.07.  Applicable Law..................................................................   79
SECTION 9.08.  Waivers; Amendment..............................................................   79
SECTION 9.09.  Interest Rate Limitation........................................................   80
SECTION 9.10.  Entire Agreement................................................................   81
SECTION 9.11.  WAIVER OF JURY TRIAL............................................................   81
SECTION 9.12.  Severability....................................................................   81
SECTION 9.13.  Counterparts....................................................................   81
SECTION 9.14.  Headings........................................................................   81
SECTION 9.15.  Jurisdiction; Consent to Service of Process.....................................   82
SECTION 9.16.  Confidentiality.................................................................   82
SECTION 9.17.  Release of Collateral and Guarantees............................................   83
SECTION 9.18.  Lien Subordination and Intercreditor Agreement..................................   85

SCHEDULES:

Schedule 1.01(a) -   GTR Assets
Schedule 1.01(b) -   Guarantors
Schedule 1.01(c)-A   Excluded Properties
Schedule 1.01(c)-B   Mortgaged Properties
Schedule 2.01 -      Commitments
Schedule 3.08 -      Subsidiaries
Schedule 3.09 -      Litigation
Schedule 3.17 -      Environmental Matters
Schedule 3.18 -      Insurance
Schedule 3.19 -      Mortgage Filing Offices
Schedule 3.20(a) -   Real Property
Schedule 3.20(b) -   Leasehold Interests
Schedule 6.01 -      Permitted Indebtedness
Schedule 6.02 -      Permitted Liens
Schedule 6.04 -      Permitted Investments
Schedule 6.08 -      Affiliate Transactions

EXHIBITS:

Exhibit A -        Form of Administrative Questionnaire
Exhibit B -        Form of Assignment and Acceptance
Exhibit C -        Form of Borrowing Request
Exhibit D -        Intentionally Omitted
Exhibit E -        Intentionally Omitted
Exhibit F -        Form of Opinion of Bracewell and Patterson, L.L.P.
Exhibit G -        GTR Financing Term Sheet

                        AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                  January 14, 2004, among ALON USA, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in Article I), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

            This Amended and Restated Credit Agreement amends and restates the Credit Agreement dated as of December 16, 2003, among the parties hereto. The Borrower has requested the Lenders to provide a term loan facility available in the form of a single Borrowing on a single date not later than the 30th day after the Closing Date, in an aggregate principal amount of $100,000,000. The proceeds of the Loans are to be used to repay all outstanding term loan Indebtedness under the Refining Term Loan Agreement and all outstanding indebtedness under the IDB Revolving Credit Facility, to pay fees and expenses related to the Transactions and for other general corporate purposes. Capitalized terms used but not defined in this paragraph shall have the meanings given them in Article I.

            The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

              Definitions; Construction; Incorporation by Reference

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Additional Assets" shall mean assets to be used in a business which is either conducted by the Borrower or any Subsidiary or similar to a business conducted by the Borrower or any Subsidiary, wherever located, and shall include Growth Assets to the extent that the aggregate consideration paid for Growth Assets acquired pursuant to Section 6.04(e) shall exceed $20,000,000.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided, that if the Adjusted LIBO Rate with respect to any Eurodollar Borrowing and Interest Period would, but for this proviso, be less than 3.50% per annum, it shall instead be deemed to equal the greater of (i) the actual LIBO Rate and (ii) 3.50% per annum less, in the case of any Lender, any other amounts payable to such Lender under
Section 2.13.

            "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.08, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

            "Africa Israel" shall mean Africa Israel Investments Ltd., a limited liability company organized under the laws of Israel.

            "Alon Assets" shall mean Alon Assets, Inc., a Delaware corporation.

            "Alon Assets Notes" shall mean the notes, in an aggregate principal amount (including capitalized unpaid interest) outstanding on October 31, 2003 equal to $262,177 (subject to accrued and capitalized interest thereafter) issued by Alon Assets on August 8, 2000, in connection with the original acquisition of the Borrower's business from Fina, Inc.

            "Alon Business Territory" shall mean the States of Texas, Oklahoma, New Mexico, Arizona, Arkansas, Louisiana, Colorado and Utah.

            "Alon Capital" shall mean Alon USA Capital, Inc., a Delaware corporation.

            "Alon Capital Notes" shall mean the notes, in an aggregate principal amount (including capitalized unpaid interest) outstanding on October 31, 2003 equal to $13,962,150 (subject to accrued and capitalized interest thereafter) issued by Alon Capital on August 8, 2000 and May 4, 2001, in connection with the original acquisition of the Borrower's business from Fina, Inc.

            "Alon Energy" shall mean Alon USA Energy, Inc., a Delaware corporation.

            "Alon Israel" shall mean Alon Israel Oil Company, Ltd., an Israeli limited liability company.

            "Alon Operating" shall mean Alon USA Operating, Inc., a Delaware corporation.

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            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) a rate equal to 4.50% per annum less, in the case of any Lender, any other amounts payable to such Lender under Section 2.13. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (including through the sale or issuance by a Subsidiary of its Equity Interests), other than (i) any sale or issuance to the Borrower or any Guarantor, (ii) any issuance of directors' qualifying shares and (iii) any sale or issuance of common stock of Alon Assets or Alon Operating to management or employees of the Borrower or any such Subsidiary under any employee stock option or stock purchase plan or employee benefit plan or otherwise in connection with the employment or retention of any such manager or employee or (b) any other assets of the Borrower or any of the Subsidiaries, other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) any transfer of convenience stores or equipment among Retail Subsidiaries in accordance with the GECC Loan Documents, (iii) transfers of alcoholic beverage permits and related inventory held by Retail Subsidiaries to SCS Beverage, Inc. or (iv) trademark license agreements entered into by Subsidiaries as licensors in the ordinary course of business and consistent with past practice.

            "Asset Swap" shall mean an exchange of any assets (and any related cash), other than any material component of the refinery assets of the Borrower or any Subsidiary, used in the business of the Borrower and the Subsidiaries solely for other property, plant and equipment assets (and any related cash) to be used in the business of the Borrower and the Subsidiaries determined by the Borrower to have a value not less than the value of the assets exchanged; provided, however, that (a) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that the Borrower has performed a review of the condition of and environmental and other liabilities (current, contingent or otherwise) associated with the asset or assets to be acquired in such exchange, and the condition of such acquired assets is not materially inferior to, and the liabilities associated with such acquired assets are not materially greater than, the condition of and liabilities associated with the assets to be surrendered in such exchange, (b) the assets acquired in such exchange shall be acquired by the transferor or transferors of the assets transferred therein and (c) if the owner of the assets acquired in such exchange is a Loan Party, the Borrower shall have made arrangements satisfactory to the Collateral Agent to subject the assets acquired in such exchange to the Liens of the Security Documents not more than 5 Business Days following the completion of such exchange. It is agreed that the Borrower may pay or receive cash as part of an Asset Swap to equalize the value of the assets transferred and received; provided that such Asset Swap will (i) to the extent of any cash received, be deemed for all purposes of this Agreement to constitute an Asset Sale and (ii) to the extent of any cash paid, be deemed for all purposes of this Agreement to constitute a Permitted Acquisition.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowing" shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Date" shall mean date of the borrowing under Section
2.01.

            "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be reasonably acceptable to the Administrative Agent.

            "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, (b) Capital Lease Obligations incurred by the Borrower and its consolidated subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (ii) expenditures which represent any part of the aggregate consideration paid in connection with any Permitted Acquisition, and (c) costs incurred with respect to turnarounds, chemical catalysts, licensing, imaging and other operating costs of the Borrower or any Subsidiary that, in each case, are classified as deferred assets in accordance with GAAP.

            "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Casualty" shall have the meaning assigned to such term in Section 5.11.

            "Casualty Proceeds" shall have the meaning assigned to such term in
Section 5.11.

            A "Change in Control" shall be deemed to have occurred if (a) Alon Israel shall cease, at any time, to own and Control, directly, shares representing at least 96% of the equity in, and the aggregate ordinary voting power represented by the issued and outstanding capital stock of Alon Energy,
(b) other than non-voting shares (not to exceed 10% of the aggregate Equity Interests in the Borrower) owned by management and employees pursuant to options granted in accordance with this Agreement, Alon Energy shall cease, at any time, to own and Control, directly, shares representing at least 100% of the equity in, and the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (c) David Wiessman shall cease to be the chairman of the board of directors of the Borrower at any time prior to the third anniversary of the Borrowing Date and a successor, reasonably acceptable to the Administrative Agent, shall not be appointed, on terms reasonably acceptable to the Administrative Agent, within 180 days of such cessation or (d) Jeff Morris shall cease to be the president and chief executive officer of the Borrower at any time prior to the third anniversary of the Borrowing Date and a permanent full-time successor, reasonably acceptable to the Administrative Agent, shall not be appointed, on terms reasonably acceptable to the Administrative Agent, within 180 days of such cessation.

            "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Closing Date" shall mean December 16, 2003.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall include the Mortgaged Properties.

            "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01 or in the

Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

            "Condemnation" shall have the meaning assigned to such term in
Section 5.11.

            "Condemnation Proceeds" shall have the meaning assigned to such term in Section 5.11.

            "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated August 2003.

            "Consolidated Current Assets" shall mean as to any person, at any date, all cash, cash equivalents, accounts receivable and inventory of such person and its consolidated subsidiaries (other than accounts receivable for which the account debtor is an Affiliate of such person, to the extent such account did not arise through an arms' length transaction in the ordinary course of business) and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis at such date.

            "Consolidated Current Liabilities" shall mean as to any person, at any date, all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis at such date, but in any event including, without limitation, the amounts of (i) all liabilities or Indebtedness or payments in respect of Indebtedness (whether installment, serial maturity sinking fund payment or otherwise) of such person or any of its consolidated subsidiaries payable on demand, or by its terms or at the option of the person to whom such liabilities are payable or such Indebtedness is owed, not more than 12 months after such date and (ii) all accruals for federal or other taxes measured by income payable within 12 months after such date; provided that prior to September 30, 2008, Consolidated Current Liabilities shall not include Indebtedness under this Agreement.

            "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges or non-cash losses for such period (other than those representing an accrual of or reserve for expenditures which will be or are expected to be paid in any future period; provided, however, that notwithstanding the foregoing, any non-cash charge representing "last-in first-out" inventory costs in excess of estimated replacement costs will be added to

Consolidated Net Income pursuant to this clause (iv)), (v) any non-recurring fees, expenses or charges related to any Permitted Acquisition during such period, and (vi) non-cash extraordinary losses for such period, minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges or losses added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income (including any non-cash charge that is a reversal or recovery of any non-cash charge representing "last-in first-out" inventory costs in excess of estimated replacement costs) for such period, all determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but excluding amortization of capitalized debt issuance costs), plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

            "Consolidated Net Income" shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment by such Subsidiary of dividends or similar distributions in an amount equal to such income would be prohibited, or would not be permitted without the consent of a person other than the Borrower or a Subsidiary, as a result of any provision of such Subsidiary's organizational documents or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any Subsidiary to the extent charged against stockholder's equity of the Borrower as a result of a minority interest in such Subsidiary not held by the Borrower or any other Subsidiary and (d) any gains attributable to sales of assets out of the ordinary course of business.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Current Ratio" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

            "Debt Service Support Requirement" shall mean the requirement (a) that the Borrower (i) provide a guarantee or letter of credit in form and substance reasonably satisfactory to the Administrative Agent and issued by a banking institution acceptable to the Administrative Agent under which the Administrative Agent may obtain amounts required to pay interest due but unpaid on the Loans or (ii) establish a segregated cash account with the Administrative Agent the amounts in which are available for the payment of interest due but unpaid on the Loans, and (b) that the undrawn amount of such guarantee or letter of credit, or the amount on deposit in such segregated cash account, be on each day equal to or greater than the amount necessary to pay all interest that will accrue hereunder during the nine-month period commencing on such day (and in the event any amount of such guarantee, letter of credit or cash account is actually applied against the obligations of the Borrower to pay interest on Loans made hereunder, the Borrower shall supplement such guarantee, letter of credit or cash account, as the case may be, in an amount necessary to comply with this clause (b) not later than 30 days following the date of such application), assuming that the weighted average interest rate applicable to the Loans on such day will be the rate at which interest accrues on all the outstanding Loans for the remainder of such nine-month period and that the aggregate principal amount of the Loans outstanding on such day will remain outstanding for the remainder of such nine-month period.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "dollars" or "$" shall mean lawful money of the United States of America.

            "Effective Date" shall mean the date on which each of the conditions set forth in Section 4.01 shall have been satisfied.

            "Environmental Laws" shall mean all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

            "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.

            "Equity Issuance" shall mean any issuance or sale by the Borrower of any Equity Interests of the Borrower, except in each case for (a) any issuance or sale to any Non-Retail Subsidiary, (b) any issuance of directors' qualifying shares and (c) sales or issuances of common stock of the Borrower to management or employees of the Borrower under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time or otherwise in connection with the employment or retention of any such manager or employee.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt from any Multiemployer Plan by the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" shall have the meaning assigned to such term in
Article VII.

            "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, an amount equal to 50% of the amount by which (a) Net Cash Provided by Operating Activities for such fiscal year exceeds (b) the sum, without duplication, of (i) any amount applied during such fiscal year to repay or prepay or to defease, on terms and under documentation reasonably satisfactory to the Administrative Agent, or irrevocably deposited during such fiscal year with the Administrative Agent in a segregated account to provide for the payment at their respective maturities of, the Promissory Notes, the Warrant Note, the Alon Assets Notes and the Alon Capital Notes, (ii) the sum of (A) Capital Expenditures made in cash in accordance with Section 6.11 during such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or financed with the proceeds of Indebtedness or other proceeds that would not be included in Net Cash Provided by Operating Activities) and (B) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Indebtedness), (iii) the aggregate principal amount of Long-Term Indebtedness (other than Long-Term Indebtedness incurred under any revolving or similar facility) repaid or prepaid by the Borrower and the Subsidiaries during such fiscal year, excluding (A) mandatory prepayments of Loans under Section 2.12 and (B) repayments or prepayments of Long-Term Indebtedness financed by incurring other Indebtedness and (iv) $10,000,000; provided, however, that if Excess Cash Flow for any fiscal year would, but for this proviso, be less than $2,500,000, it shall instead be deemed to equal $2,500,000.

            "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any State or political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" shall mean the Fee Letter dated August 8, 2003, as amended as of December 16, 2003, between the Borrower and the Administrative Agent.

            "Fees" shall mean the Commitment Fees and the Administrative Agent Fees.

            "Foreign Lender" shall mean any Lender that is organized under the laws of, or the applicable lending office of which is located in, a jurisdiction outside the United States of America.

            "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

            "GECC" means GE Capital Franchise Finance Corporation, a Delaware corporation.

            "GECC Borrowers" means SCS Finance I, L.P. and SCS Finance II, L.P.

            "GECC Loan Documents" means, collectively, the Loan Agreements dated as of October 1, 2002, between GECC and the GECC Borrowers, the Equipment Loan and Security Agreements dated as of October 1, 2002, between GECC and the GECC Borrowers, and all other agreements, instruments and documents executed in connection therewith.

            "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or legislative or regulatory body.

            "Granting Lender" shall have the meaning assigned to such term in
Section 9.04(i).

            "Growth Assets" shall mean assets to be used (i) in the businesses conducted by the Borrower or any Subsidiary on the date hereof and (ii) within the Alon Business Territory.

            "GTR Assets" shall mean the assets described on Schedule 1.01(a).

            "GTR Financing" shall mean Indebtedness incurred or to be incurred pursuant to a loan or a sale-leaseback transaction entered into or to be entered into by the Borrower in connection with the Borrower's GTR Assets.

            "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee and Collateral Agreement" shall mean a Guarantee and Collateral Agreement prepared by counsel for the Collateral Agent and reasonably satisfactory in form and substance to each Lender and the Borrower under which
(i) Alon Energy, the Borrower and the Guarantors shall assign and pledge the Collateral (as defined therein) to secure the Obligations (as defined therein) and (ii) each Guarantor shall guarantee the due and punctual payment and performance of the Obligations for the ratable benefit of the Secured Parties.

            "Guarantee and Collateral Requirement" shall mean, at any time, the requirement that:

            (a) the Administrative Agent shall have received from Alon Energy and each Loan Party either (i) a counterpart of the Guarantee and Collateral Agreement, duly executed on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to such agreement, in the form specified therein, duly executed on behalf of such Loan Party;

            (b) (i) shares of common stock representing 56% of the Equity Interests of the Borrower, (ii) upon their release from Liens granted in connection with the Promissory Notes and the Warrant Note, all remaining Equity Interests of the Borrower (other than shares held by management or employees or issuable upon the exercise of warrants or options) and (iii) all outstanding Equity Interests in any Subsidiary (other than any Retail Subsidiary that is not a Guarantor and other than Southwest Convenience Stores, LLC, if and for so long as the pledge of Equity Interests of Southwest Convenience Stores, LLC would violate any provision of the 7-Eleven License Agreement) or any other Person owned by or on behalf of the Borrower or any Subsidiary (other than a Retail Subsidiary that is not a Guarantor), shall have been pledged pursuant to the Guarantee and Collateral Agreement or another agreement in form and substance reasonably satisfactory to the Administrative Agent, and the Collateral Agent shall have received, in the case of any certificated Equity Interests in which the Lenders are to receive a first priority security interest, the certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto duly endorsed in blank;

            (c) all Indebtedness of the Borrower, any Subsidiary or any other person that is owing to the Borrower or any Subsidiary (other than any Retail Subsidiary that is not a Guarantor) shall have been pledged pursuant to the Guarantee and Collateral Agreement and any obligation in an amount greater than $100,000 included in such Indebtedness shall be evidenced by a writing (which, if such writing is a promissory note, shall have been delivered to the Collateral Agent together with instruments of transfer with respect thereto endorsed in blank);

            (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created by the Guarantee and Collateral Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

            (e) (i) the Collateral Agent shall have received counterparts of Mortgages with respect to all the Mortgaged Properties, duly executed and delivered by the record owners or lessees, as the case may be, of such Mortgaged Properties, (ii) the Mortgage with respect to each Mortgaged Property shall have been filed and recorded in the appropriate recording office and the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation (or the Collateral Agent shall have received a lender's title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02)) and (iii) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements and reinsurance as shall have been reasonably requested by the Collateral Agent, insuring the Mortgages as valid first liens on the Mortgaged Properties (other than with respect to pipeline assets), free of Liens other than those permitted under Section 6.02, together with all existing surveys and all legal opinions required to be furnished pursuant to the terms of the Mortgages or reasonably requested by the Collateral Agent; and

            (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

            "Guarantors" shall mean, at any time, each person listed on Schedule 1.01(b) and each other Subsidiary (including Alon USA Interests, LLC, and Southwest Convenience Stores, LLC, but excluding any other Retail Subsidiary that has not guaranteed or created Liens on its assets to secure the obligations under the Refinancing Facilities Agreement), and the permitted successors and assigns of each such person.

            "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

            "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "IDB Revolving Credit Facility" shall mean the $130,000,000 revolving credit facility established by the Revolving Credit Agreement dated July 31, 2000, as amended, among Alon USA, LP, Israel Discount Bank of New York, as agent and lender, and Bank Leumi USA, as lender.

            "IDB Revolving Facility First Lien Collateral" shall have the meaning assigned to such term in the Lien Subordination and Intercreditor Agreement.

            "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations, in each case incurred in the ordinary course of business and payable within 90 days of the incurrence or accrual thereof), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, if the obligations secured thereby have not been so assumed, the amount thereof shall be limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), (g) all Guarantees by such person of Indebtedness of others, (h) all

Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that, by its terms, such Indebtedness is nonrecourse to such person.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Interest Coverage Ratio" shall mean, for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period. Solely for purposes of this definition, if, at any time the Interest Coverage Ratio is being determined, either the Borrower or any Subsidiary shall have completed any acquisition or Asset Sale permitted under
Section 6.04(e) or 6.05 since the beginning of the relevant four fiscal quarter period, the Interest Coverage Ratio shall be determined on a pro forma basis as if such acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

            "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2004 and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

            "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or 9 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investors" shall mean Alon Israel and Alon Energy.

            "Lenders" shall mean (a) the persons listed on Schedule 2.01 and (b) any other person that has become a party hereto pursuant to an Assignment and Acceptance (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance).

            "Leverage Ratio" shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date. Solely for purposes of this definition, if, at any time the Leverage Ratio is being determined, either the Borrower or any Subsidiary shall have completed any acquisition or Asset Sale permitted under Section 6.04(e) or 6.05 since the beginning of the relevant four fiscal quarter period, the Leverage Ratio shall be determined on a pro forma basis as if such acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

            "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for a period equal to such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Lien Subordination and Intercreditor Agreement" shall mean a Lien Subordination and Intercreditor Agreement prepared by counsel for the Collateral Agent and reasonably satisfactory in form and substance to each Lender and the Borrower under which (a) the Liens created by the Security Documents in the IDB Revolving Facility First Lien Collateral are subordinated to the Liens on such assets securing the obligations under the Refinancing Facilities Agreement and
(b) the Liens created under the Refinancing Facilities Agreement in all the other Collateral are subordinated to the Liens on such Collateral created by the Security Documents.

            "Loan Documents" shall mean this Agreement and the Security
Documents.

            "Loan Parties" shall mean the Borrower and the Guarantors.

            "Loans" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.01.

            "Long-Term Indebtedness" shall mean any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

            "Management and Consulting Agreement" shall mean the Management and Consulting Agreement dated as of August 1, 2003, by and among the Borrower and the Investors.

            "Margin Stock" shall have the meaning assigned to such term in Regulation U.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, results of operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties to perform any of their material obligations under any Loan Document to which any of them is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

            "Material Indebtedness" shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Maturity Date" shall mean the fifth anniversary of the Borrowing Date.

            "Moody's" shall mean Moody's Investors Service Inc.

            "Mortgaged Properties" shall mean, at any time, all real properties owned or leased by the Borrower and the Guarantors as of such time (except for those real properties specified on Schedule 1.01(c)-A). The Mortgaged Properties on the date hereof are set forth on Schedule 1.01(c)-B.

            "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.01(k) or pursuant to Section 5.10, each prepared by counsel for the Collateral Agent and reasonably satisfactory in form and substance to each Lender and the Borrower.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received, but excluding proceeds of any business interruption insurance), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable on gains realized on such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or post-closing purchase price adjustments associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts of or with respect to any Indebtedness (other than Indebtedness hereunder or under the Refinancing Facilities Agreement, and other than any such Indebtedness assumed by the purchaser of such asset) secured by the asset sold in such Asset Sale that are required to be repaid with such proceeds and (iv) the principal amount, premium or penalty, if any, interest and other amounts of or with respect to any Indebtedness under the Refinancing Facilities Agreement that is (A) required to be repaid with such proceeds under Section 2.07(e) or (f) of the Refinancing Facilities Agreement as in effect on the date hereof, (B) required to be repaid under Section 2.07(c) of the Refinancing Facilities Agreement as in effect on the date hereof as a result of such Asset Sale or (C) otherwise repaid with such proceeds in the case of any direct sale of inventory or accounts receivable (as opposed to a sale of a Subsidiary or business unit including inventory or accounts receivable); and (b) with respect to any incurrence or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes paid and customary fees, commissions, costs and other expenses incurred in connection therewith. Notwithstanding the foregoing, the Borrower may, as to any amounts that would, but for this sentence, constitute Net Cash Proceeds of an Asset Sale, deliver to the Administrative Agent, at the time of receipt of such amounts, a certificate of a Responsible Officer stating that the Borrower intends to reinvest such amounts in Growth Assets within 360 days of receipt of such amounts, and such amounts shall be deemed not to constitute Net Cash Proceeds if, so long as and to the extent that (i) no Default or Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at the proposed time of the application of such amounts, (ii) such amounts shall, pending their use to acquire such productive assets, be deposited with and held by the Collateral Agent in an account (a "Reinvestment Account") over which the Collateral Agent shall have sole control and exclusive rights of withdrawal, and which shall be subject to a security interest in favor of the Collateral Agent under the Guarantee and Collateral Agreement, (iii) the aggregate amount held pending reinvestment at any time pursuant to this sentence shall not exceed $10,000,000 and (iv) such amounts shall in fact be reinvested in such productive assets within such 360-day period (it being agreed that any amounts as to which any of the foregoing requirements shall at any time not be satisfied shall constitute Net Cash Proceeds and be applied to prepay Loans to the extent required by Section 2.12).

            "Net Cash Provided By Operating Activities" shall mean, for any period, "Net Cash Provided By Operating Activities" of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in a manner consistent with that used in preparing the consolidated combined statements of cash flows of the Borrower delivered to the Administrative Agent prior to the date hereof and referred to in Section 3.05.

            "Net Worth" shall mean, as of any date of determination, the consolidated shareholder's equity of the Borrower, determined in accordance with GAAP.

            "Non-Retail Subsidiary" shall mean any Subsidiary other than a Retail Subsidiary.

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Perfection Certificate" shall mean a certificate in a form approved by the Administrative Agent setting forth information required or reasonably requested by the Collateral Agent to enable the Collateral Agent to determine whether the Liens created by the Security Documents have been properly perfected.

            "Permitted Acquisitions" shall have the meaning assigned to such term in Section 6.04(e).

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, Israel Discount Bank of New York or Bank Leumi, USA;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

            (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A2" by Moody's; and

            (f) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" shall mean the rate of interest per annum announced from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

            "Promissory Note Payees" shall mean Africa Israel Energy, Ltd., a limited liability company organized under the laws of Israel, Rosebud Medical, Ltd., a limited liability company organized under the laws of Israel, and Tabris Investments Inc., a corporation organized under the laws of the British Virgin Islands.

            "Promissory Notes" shall mean the promissory notes, in an aggregate principal amount (plus accrued and unpaid interest) outstanding on October 31, 2003, equal to $10,235,890 (subject to accrued and capitalized interest thereafter) issued by the Borrower on August 21, 2002, in connection with its acquisition of the outstanding minority interests in Alon Capital.

            "Refinancing Facilities Agreement" shall mean the Amended Revolving Credit Agreement dated as of January 14, 2004, among Alon USA, LP, as borrower, the Borrower and certain of its subsidiaries, as guarantors, certain financial institutions and Israel Discount Bank of New York, as agent, under which the IDB Revolving Credit Facility and the SCS Revolving Credit Facility are being amended and extended or refinanced on the date hereof.

            "Refining Term Loan Agreement" shall mean the Amended Term Loan Agreement dated as of July 31, 2000, as amended, by and among Alon USA Refining, Inc., Alon USA Pipeline, Inc., American Petrofina Pipe Line Company, Fin-Tex Pipe Line Company and Southwest Convenience Stores, LLC, as Borrowers, the guarantor companies from time to time party thereto, the financial institutions from time to time party thereto and Bank Leumi USA, as Agent.

            "Register" shall have the meaning assigned to such term in Section 9.04(d).

            "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reinvestment Account" shall have the meaning assigned to such term in the definition of Net Cash Proceeds.

            "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any money market account, investment account, fund or other account that invests in bank loans and is advised or managed by such Lender, an Affiliate of such Lender, the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

            "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

            "Required Lenders" shall mean, at any time, Lenders holding a majority in principal amount of the Loans outstanding at such time or, if no Loans shall be outstanding, Lenders representing a majority in principal amount of the Commitments.

            "Responsible Officer" of any person shall mean any of the chairman of the board of directors, chief executive officer and chief financial officer of such person.

            "Restricted Indebtedness" shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.10.

            "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

            "Retail Subsidiary" shall mean each of Alon USA Interests, LLC, Southwest Convenience Stores, LLC, SCS Finance GP LLC, SCS Finance LP LLC, SCS Finance I, L.P. and SCS Finance II, L.P., and any of their respective subsidiaries.

            "S&P" shall mean Standard & Poor's Rating Service.

            "SCS Revolving Credit Facility" shall mean the $11,600,000 revolving retail facility established by the Refining Term Loan Agreement.

            "Secured Parties" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

            "Security Documents" shall mean the Guarantee and Collateral Agreement, the Mortgages and each other security agreement, mortgage or other instrument or document executed and delivered pursuant to Section 5.10.

            "7-Eleven License Agreement" shall mean the Area License Agreement dated June 2, 1993, between Permian Basin Investments, Inc. and 7-Eleven, Inc., as amended by, and as assigned to Southwest Convenience Stores LLC pursuant to, the Amendment to Area License Agreement and Consent to Assignment dated December 20, 1996, as the same may be further amended or otherwise modified from time to time.

            "SPV" shall have the meaning assigned to such term in Section
9.04(i).

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" shall mean any direct or indirect subsidiary of the Borrower.

            "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

            "Total Debt" shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder) less any amounts provided to, or deposited with, the Administrative Agent pursuant to Section 5.08 hereof.

            "Transactions" shall have the meaning assigned to such term in
Section 3.02.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "Warrant Note" shall mean the promissory note in an aggregate principal amount (including capitalized unpaid interest) outstanding on October 31, 2003, equal to $610,833 (subject to accrued and capitalized interest thereafter) issued by the Borrower on August 21, 2002, to repurchase bank warrants issued to Bank Leumi in connection with the IDB Revolving Credit Facility and the Refining Term Loan Agreement.

            "wholly owned" shall mean, in respect of any subsidiary of any person, that Equity Interests representing 100% of the Equity Interests (except for directors' qualifying shares and shares issued to management or employees) of such subsidiary are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            SECTION 1.03. Incorporation by Reference. The provisions of the following Sections or Articles, as the case may be, of the Refinancing Facilities Agreement are incorporated herein by reference in their entirety as in effect on the date hereof with the same effect as if set forth in full herein (with the defined terms used therein, including defined terms used in other defined terms, having the meanings assigned to them in the Refinancing Facilities Agreement except as expressly set forth below):

         (A) Section 7.01(a)(xv) and (xvii), which shall be deemed for all purposes to be incorporated into Article V hereof. For purposes of such incorporation, all references to the "Term Loan Agreement" or any "Term Loan Document" shall be deemed to refer to the Refinancing Facilities Agreement and the "Loan Documents" as defined therein. Notwithstanding the foregoing incorporation of the provisions of Section 7.01(xvii) of the Refinancing Facilities Agreement, the Borrower and the Subsidiaries will not be required to deliver reports or notices pursuant to Section 7.01(a)(v), (vi), (ix), (x), (xi) or (xii) thereof, unless requested by the Administrative Agent or any lender pursuant to Section 5.04(h) hereof.

         (B) Section 7.02(p)(i), (ii),(iii), (iv) and (vi), which shall be deemed for all purposes to be incorporated into Article VI hereof.

         (C) Section 10.01(o), (p),(q), (r), (s), (t) and (x), which shall be deemed for all purposes to be incorporated into Article VII hereof.

            It is agreed that the purpose of the foregoing incorporation is to afford the Lenders, with respect to their Loans, substantially the protections afforded by the incorporated provisions to the lenders under the Refinancing Facilities Agreement with respect to the loans of such lenders, and the provisions set forth or incorporated by reference in this Section shall be construed accordingly.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments and Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan in U.S. Dollars to the Borrower on a single date not later than the 30th day after the Closing Date in a principal amount equal to such Lender's Commitment. Amounts paid or prepaid in respect of the Loans may not be reborrowed.

            SECTION 2.02. Loans. (a) Each Loan shall be made as part of a single Borrowing consisting of the Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

            (b) Subject to Sections 2.08 and 2.14, the Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 or 2.10. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
(i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) be inconsistent with the obligations of such Lender under Section 2.20.

            (c) Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative

Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph
(c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            SECTION 2.03. Borrowing Procedure. In order to request the Borrowing under Section 2.01, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing. The Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of the Borrowing; and (v) if the Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in the Borrowing Request, the Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in the notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in the notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

            SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Loan of such Lender, together with all unpaid interest accrued thereon, on the Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (e) Any Lender may request that the Loan made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

            SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the earlier of the Borrowing Date and the date on which such Lender's Commitment expires or is terminated in accordance with Section 2.09, a commitment fee (a "Commitment Fee") of 0.50% of the Commitment of such Lender.

            (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

            (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07 and 9.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus 5.50% per annum.

            (b) Subject to the provisions of Section 2.07 and 9.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 6.50% per annum.

            (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.07. Default Interest. At any time when a Default or an Event of Default shall have occurred and be continuing, each of the interest rates referred to in Section 2.06 shall be increased by 2.00% per annum. If the Borrower shall default in the payment of any other amount (other than the principal of any Loan) becoming due hereunder or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment), at the rate per annum that would be applicable to an ABR Loan under Section 2.06 plus 2.00% per annum.

            SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section shall be conclusive absent manifest error.

            SECTION 2.09. Termination of Commitments. The Commitments shall automatically terminate at 5:00 p.m., New York City time, on the 30th day after the Closing Date, if the Borrowing Date shall not have occurred by such time.

            SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time, on the day of the proposed conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (iii) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

         (A) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

         (B) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than three Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings;

         (C) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

         (D) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

         (E) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (F) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

         (G) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

            (b) Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

            SECTION 2.11. Optional Prepayments. (a) Prior to the second anniversary of the date on which the Loans are made hereunder, the Borrower shall not have the right to prepay any Borrowing. Commencing on such second anniversary, the Borrower may at any time and from time to time prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on the date designated for such prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 p.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any prepayment.

            (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

            (c) All prepayments under this Section shall be subject to Section
2.15 and shall be subject to and accompanied by a premium determined in accordance with the table below based on the period during which such prepayment shall occur:

           12 Month Period Commencing On:                                        Prepayment Premium:
---------------------------------------------------                     ------------------------------------
        Second Anniversary of Borrowing Date                            2% of principal amount to be prepaid

        Third Anniversary of Borrowing Date                             1% of principal amount to be prepaid

Fourth Anniversary of Borrowing Date and thereafter                             No prepayment premium

            (d) All prepayments under this Section shall be accompanied by accrued and unpaid interest on the principal amount prepaid to but excluding the date of payment.

            SECTION 2.12. Mandatory Prepayments.

            (a) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, apply all such Net Cash Proceeds to prepay outstanding Loans.

            (b) In the event and on each occasion that the Borrower shall receive Net Cash Proceeds from an Equity Issuance, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans.

            (c) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of Indebtedness for borrowed money (other than Indebtedness permitted under Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, apply all such Net Cash Proceeds to prepay outstanding Loans.

            (d) Not later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2004, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in an aggregate principal amount equal to all Excess Cash Flow for such fiscal year.

            (e) In the event that there shall occur any Casualty or Condemnation and, pursuant to Section 5.11, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Loans, then the Borrower shall apply, at such time, an amount equal to such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Loans.

            (f) The Borrower shall, to the extent practicable, notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment under this Section not fewer than three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest on the amounts prepaid. All prepayments of Borrowings under this Section shall be subject to Section 2.15, but shall otherwise be without premium or penalty. Amounts to be applied pursuant to this paragraph to the prepayment of Borrowings shall be applied first to reduce outstanding ABR Borrowings and then to prepay Eurodollar Borrowings. In the event the amount of any prepayment shall exceed the aggregate principal amount of the ABR Borrowings outstanding (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit the Excess Amount in an account designated by the Administrative Agent over which the

Collateral Agent shall have sole control and exclusive rights of withdrawal (and which shall be subject to a first priority Lien in favor of the Collateral Agent under the Guarantee and Collateral Agreement), and the Administrative Agent shall apply amounts in such account to the prepayment of the applicable Eurodollar Borrowings at the ends of the current Interest Periods applicable thereto.

            (g) Notwithstanding any other provision of this Section, the Borrower may defer any prepayment of less than $1,000,000 that would otherwise be required to be made under this Section until the aggregate amount of all prepayments so deferred shall exceed $1,000,000, at which time the Borrower shall make all such deferred prepayments.

            (h) Notwithstanding any other provision of this Section, any Lender may, by notice to the Administrative Agent in writing no later than the close of business on the day that is two days immediately preceding the date of any prepayment required under this Section, elect to decline all or a portion of such prepayment. Any amounts so declined by the Lenders shall be retained by the Borrower.

            SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 20 days after its receipt of the same.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

         (A) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

         (B) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

            SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.12(h) and 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

            SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.

            (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.19. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.19 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.20. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.19, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.13 and Section 2.15); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.13 or notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under
Section 2.14 or shall waive its right to further payments under Section 2.19 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

            (b) If (i) any Lender shall request compensation under Section 2.13,
(ii) any Lender delivers a notice described in Section 2.14 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.19, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                                   ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders, on and as of the Borrowing Date, that:

            SECTION 3.01. Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents, the borrowings hereunder, the use of the proceeds of such borrowings, the creation of the Liens created by the Security Documents and the other transactions contemplated hereby (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action of such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws, of such Loan Party, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument in respect of Material Indebtedness or any other material agreement to which such Loan Party is a party or by which any of them or any of their property is or may be bound,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument in respect of Material Indebtedness or any other material agreement or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) recordation of the Mortgages in the offices specified on Schedule 3.19 and (c) those which will have been made or obtained and which will be in full force and effect on the Borrowing Date.

            SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders (a) its consolidated balance sheets and statements of income, stockholder's equity and cash flows (i) as of and for the fiscal years ended December 31, 2002, 2001 and 2000, audited by and accompanied by the opinion of KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31 and June 30, 2003, certified by a Responsible Officer, and (b) its consolidated balance sheets and statements of income and cash flows for the monthly periods ending July 31, 2003, August 31, 2003 and September 30, 2003. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets, and, with respect to the annual and quarterly statements, the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except that the financial statements described in clause (b) do not contain notes thereto and the unaudited financial statements are subject to normal year-end adjustments.

            SECTION 3.06. No Material Adverse Change. Since December 31, 2002, no event or condition has occurred or existed that has resulted, or could reasonably be expected to result, in a materially adverse effect on the business, assets, results of operations, financial condition or prospects of the Borrower and the Subsidiaries, taken as a whole.

            SECTION 3.07. Title to Properties; Possession Under Leases.

            (a) The Borrower and each of the Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

            (b) The Borrower and each of the Subsidiaries has complied with all material obligations under all leases to which it is a party and all such leases are in full force and effect. The Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

            (c) The Borrower has not received any notice of, and does not have any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

            (d) Except as set forth in Schedule 3.07(d), neither the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

            SECTION 3.08. Subsidiaries. There exist no Subsidiaries except Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries and, as to each such Subsidiary, the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Borrower and the Subsidiaries. The Equity Interests indicated to be owned by the Borrower and the Subsidiaries on
Schedule 3.08 are fully paid and non-assessable and are owned by the persons indicated on such Schedule, free and clear of all Liens (other than Liens expressly permitted under Section 6.02).

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any Margin Stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

            SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

            SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves.

            SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided that to the extent such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed to be reasonable in light of the circumstances when made and due care in the preparation of such information, report, financial statement, exhibit or schedule.

            SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $3,500,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $4,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.17. Environmental Matters. Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, when the deliveries of certificates representing pledged Equity Interests and Indebtedness that are certificated have been made and financing statements in appropriate form have been filed in the offices specified on
Schedule II to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

            (b) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

            SECTION 3.20. Location of Real Property. (a) Schedule 3.20(a) lists completely and correctly as of the date hereof all real property and, if applicable, the addresses thereof which is owned in fee by the Borrower and the Guarantors.

            (b) Schedule 3.20(b) lists completely and correctly as of the date hereof all real property leased through valid leasehold interests by the Borrower and the Guarantors and the addresses thereof.

            SECTION 3.21. Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

            SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Borrowing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Borrower and each Guarantor will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date on which the Loans are made hereunder.

            SECTION 3.23. Senior Indebtedness. Except as described in Schedule
6.01 with respect to the Alon Capital Notes, obligations of the Borrower hereunder constitute senior indebtedness (however denominated) in respect of any subordinated Indebtedness of the Borrower and the Subsidiaries.

                                   ARTICLE IV

                              Conditions of Lending

            SECTION 4.01. Conditions of Lending. The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

            (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Borrowing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed on or prior to the Borrowing Date, and at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

            (d) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Bracewell and Patterson, L.L.P., counsel for the Borrower, substantially to the effect set forth in Exhibit F (A) dated the Borrowing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

            (e) All legal matters related to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent and, to the extent previously requested, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including
Section 326 of the USA Patriot Act.

            (f) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Borrowing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Borrowing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

            (g) The Administrative Agent shall have received a certificate, dated the Borrowing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions precedent set forth in paragraphs (b) and (c) above and paragraph (k) below.

            (h) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the date of the initial borrowing hereunder, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

            (i) The Borrower shall have repaid, or shall substantially simultaneously with the borrowings hereunder repay, (i) all term loans outstanding under the Refining Term Loan Agreement and (ii) all loans outstanding under the IDB Credit Facility. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans hereunder and (ii) the Indebtedness listed on Schedule 6.01.

            (j) Each of the IDB Revolving Credit Facility and the SCS Revolving Credit Facility shall have been amended and extended or refinanced, in each case on terms (including obligors, maturity, prepayment requirements, interest rates, covenants, events of default, collateral, requirement that lenders thereunder enter into and observe the Lien Subordination and Intercreditor Agreement and designation of the Lenders as third party beneficiaries of such requirement) satisfactory in all respects to the Administrative Agent, and the Administrative Agent shall have received copies of the executed Refinancing Facilities Agreement certified by a Responsible Officer of the Borrower as true and correct copies thereof.

            (k) The Guarantee and Collateral Requirement shall be satisfied.

            (l) The Administrative Agent shall have received a copy of the Lien Subordination and Intercreditor Agreement, executed by the Collateral Agent and by the collateral agent and each lender under the Refinancing Facilities Agreement (or by an administrative agent or similar representative of such lenders pursuant to an express authorization contained in the Refinancing Facilities Agreement).

            (m) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of organization and the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to paragraph (k) hereunder, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) are permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

            (n) The Collateral Agent shall have received a Perfection Certificate dated the Borrowing Date and duly executed by a Responsible Officer of the Borrower.

            (o) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

            (p) The Administrative Agent shall have received a detailed list of all applications, licenses, permits and authorizations which are necessary for the construction and operation of each Mortgaged Property owned or leased by the Borrower and each Non-Retail Subsidiary.

            (q) The Administrative Agent shall have received the Phase I environmental assessment report from JD Consulting, L.P., dated February 2000, and an update of such report, dated July 2003, as to the environmental hazards, liabilities or remedial actions to which the Borrower or any of the Subsidiaries may be subject under Environmental Laws and such updates from the Borrower's environmental consultants as the Administrative Agent shall reasonably have requested prior to the Borrowing Date, and the Administrative Agent shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and with the Borrower's plans with respect thereto.

            (r) The Administrative Agent shall have received the engineering report dated July 30, 2003 from Pervin & Gertz, Inc.

            (s) The Lenders shall have received the audited and unaudited financial statements and reports referred to and as of and for the periods described in Section 3.05 (and the unaudited financial statements and reports comparable to those referred to in Section 3.05(a)(ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by a Responsible Officer), which financial statements and reports shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

            (t) The Borrower shall have in effect, with respect to its senior secured indebtedness for borrowed money, credit ratings from each of S&P and Moody's.

            (u) The Debt Service Support Requirement shall be satisfied.

            (v) All requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required by applicable law or regulation, all applicable appeal periods shall have expired and there shall not be any pending or, to the knowledge of the Borrower, threatened litigation or governmental, administrative or judicial action that could reasonably be expected to prevent or impose materially burdensome conditions on the Transactions or to result in a Material Adverse Effect.

                                    ARTICLE V

                              Affirmative Covenants

            The Borrower covenants and agrees with each Lender that on the Borrowing Date and so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by insurers reasonably acceptable to the Collateral Agent; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law; provided, however that in no event shall the Borrower's insurance for property and business interruption be for less than a combined single limit of $260,000,000.

            (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Borrowing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that none of the Borrower, the Administrative Agent, the Collateral Agent or any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent, on behalf of the Lenders and the Secured Parties, respectively, may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; and cause each such policy to provide that it shall not be canceled, modified or not renewed upon not less than 30 days' prior written notice thereof by the insurer to the Borrower (which notice the Borrower hereby agrees to deliver to the Collateral Agent within one Business Day of receipt); and deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal reasonably satisfactory to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

            (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as required by Regulation H of the Board, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

            (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

            SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof that would otherwise not be permitted by Section 6.02; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien and, in the case of a material Mortgaged Property, there is no risk of forfeiture of such property.

            SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Responsible Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

            (c) summary unaudited monthly financial statements of the Borrower and its consolidated Subsidiaries provided to the lenders under the Refinancing Facilities Agreement, concurrently with the delivery of such statements to such lenders; provided, however, that if such financial statements are not provided to such lenders, the Borrower shall furnish to the Administrative Agent and each Lender, within 30 days after the end of each month, summary unaudited monthly financial statements used by management of the Borrower in connection with its monthly review of the operation and performance of the businesses of the Borrower and its Subsidiaries;

            (d) as soon as available and in any event within 30 days of the end of each fiscal month, an internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements cash flow for such fiscal month of the Borrower and its Subsidiaries, in each case, for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, all in form and detail consistent with that of the most recent monthly financial statements furnished to the Administrative Agent prior to the date hereof and certified by the chief financial officer of the Borrower, as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries, in each case, as of the end of such fiscal month and the results of operations and changes in financial position of the Borrower and its Subsidiaries, in each case, for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Administrative Agent, subject to normal year end audit adjustments and the absence of footnotes;

            (e) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Responsible Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11, 6.12, 6.13, 6.14 and 6.15 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, accompanied by the Borrower's calculation of Excess Cash Flow for the applicable fiscal year;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

            (g) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received in final form by any such person from its certified public accountants;

            (h) promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

            (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice, within two Business Days of any event described in clause (a) below and otherwise within five Business Days, of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000;

            (d) any downgrade of the ratings of the Borrower's senior secured indebtedness for borrowed money by S&P, Moody's or any other rating agency; and

            (e) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary during regular business hours upon reasonable prior notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

            SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.13.

            SECTION 5.08. Debt Service Support Requirement; Defeasance of Certain Indebtedness; Depository Account with Administrative Agent.

            (a) Cause the Debt Service Support Requirement to be satisfied at all times.

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

            (b) On or prior to the last Business Day in each calendar month, (i) apply cash in an amount not less than $1,500,000 to prepay, repay or defease the outstanding principal amount of the Promissory Notes, the Warrant Note, the Alon Assets Notes and the Alon Capital Notes, or (ii) irrevocably deposit cash in an amount not less than $1,500,000 with the Administrative Agent in a segregated account to provide for the payment at their respective maturities of the Promissory Notes, the Warrant Note, the Alon Assets Notes and the Alon Capital Notes, in each case until the Borrower has deposited in a defeasance or similar trust or account on terms and under documentation satisfactory to the Administrative Agent, or deposited with the Administrative Agent, amounts sufficient to repay such notes in full at their respective maturities; provided that if the Borrower shall apply or deposit more than $1,500,000 under clause
(i) or (ii) above for any calendar month, the excess amount over $1,500,000 shall, at the option of the Borrower, be credited towards the Borrower's obligations under this paragraph (b) for subsequent months. Absent an Event of Default, the Administrative Agent shall apply all funds in such account to the payment at their respective maturities of the Promissory Notes, the Warrant Note, the Alon Assets Notes and the Alon Capital Notes, or, at the direction of the Borrower, to the prepayment thereof, with any remaining funds after full payment of all of the foregoing being returned to the Borrower. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for purposes consistent with the provisions of this Agreement, over any account into which cash has been deposited by the Borrower pursuant to this Section 5.08(b). Other than any interest earned on the investment of such deposits, which investments shall be (X) made upon the direction and at the risk and expense of the Borrower and (Y) Permitted Investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

            (c) The Borrower may, from time to time, deposit cash with the Administrative Agent in an account established on terms and under documentation satisfactory to the Administrative Agent, including terms and documentation creating a perfected, first priority security interest in such account in favor of the Administrative Agent (the "Cash Depository Account") to secure the Obligations (as defined in the Guarantee and Collateral Agreement); provided, that at the time any cash is so deposited the Borrower shall deliver to the Administrative Agent a certificate to the effect that the amount so deposited has been received by the Borrower and so deposited in compliance with the Refinancing Facilities Agreement (including Section 7.02(i)(x) thereof). The Administrative Agent hereby authorizes the Borrower to withdraw cash from the Cash Depository Account from time to time; provided that (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with Section 6.13 both before, and after giving effect to, such withdrawal.

            SECTION 5.09. Senior Indebtedness Designation. In the event that the Borrower or any Subsidiary shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to the Loans hereunder of the Borrower or such Subsidiary, take all actions necessary to cause the obligations of the Borrower hereunder to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness. Without limiting the foregoing, the obligations of the Borrower hereunder are hereby designated as "senior indebtedness" and, to the extent applicable, as "designated senior indebtedness" in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.

            SECTION 5.10. Collateral. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Collateral Agent may reasonably request, to cause the Guarantee and Collateral Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) Furnish to the Collateral Agent prior written notice of any change (i) in any Loan Party's corporate name, (ii) in any Loan Party's identity or corporate structure or jurisdiction of formation or (iii) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have, and the Borrower agrees to take all necessary action to ensure that the Collateral Agent does continue at all times to have, a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees to notify the Administrative Agent, within five Business Days of such occurrence, if any material portion of the Collateral is damaged or destroyed.

            (c) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the information required pursuant to
Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Borrowing Date or the date of the most recent certificate delivered pursuant to this Section.

            SECTION 5.11. Mortgaged Property Casualty and Condemnation. (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any other Loan Party, all insurance proceeds (other than proceeds from business interruption insurance), damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Casualty Proceeds"), unless the amount of the related Casualty Proceeds is less than $500,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify the Collateral Agent and the Administrative Agent, in writing, within five Business Days after the Borrower obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's good faith estimate of the amount of related damages. The Borrower agrees, subject to the foregoing limitations, to endorse and transfer or cause to be endorsed or transferred any Casualty Proceeds received by it or any Guarantor to the Collateral Agent.

            (b) The Borrower will notify the Collateral Agent and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds"). The Borrower agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

            (c) In the event of any Condemnation of the Mortgaged Property, or any part thereof and subject to the provisions of paragraph (f) below, the Collateral Agent shall apply the Condemnation Proceeds first, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or "substantially all" Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent in the recovery of such Condemnation Proceeds) to prepay obligations outstanding under this Agreement, with any remaining Condemnation Proceeds being returned to the Borrower.

            (d) In the event of any Casualty of less than $50,000,000 with respect to any Mortgaged Property, the Borrower shall, subject to the conditions contained in paragraph (f), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than $50,000,000 with respect to any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to either:

         (A) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Casualty Proceeds in equipment or other assets used in the Borrower's principal lines of business within 360 days after the receipt thereof, provided that the Borrower, pending such reinvestment, deposits such excess Casualty Proceeds, within five Business Days after the receipt of such proceeds, in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties, or

         (B) direct the Collateral Agent to apply the related Casualty Proceeds to prepay obligations outstanding under this Agreement, with any remaining Casualty Proceeds being returned to the Borrower.

It is agreed that any excess Casualty Proceeds that are not reinvested in the Borrower's principal lines of business as contemplated above will be applied to prepay the Loans pursuant to Section 2.12.

            (e) If required to do so, the Borrower shall make the election contemplated by the immediately preceding paragraph by notifying the Collateral Agent and the Administrative Agent promptly after the later to occur of (A) five days after the Borrower and its insurance carrier reach a final determination of the amount of any Casualty Proceeds and (B) 30 days after the occurrence of the Casualty. If the Borrower shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Casualty Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Borrower of such obligation so to restore. In the event the Borrower shall be required to restore or shall notify the Collateral Agent and the Administrative Agent of its election to restore, the Borrower shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the event of a Casualty where the Borrower is required to make the election set forth above and the Borrower shall fail to notify the Collateral Agent and the Administrative Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Casualty Proceeds) apply such Casualty Proceeds to prepay obligations outstanding under this Agreement. In addition, upon such prepayment, the Borrower shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

            (f) Except as otherwise specifically provided in this Section, all Casualty Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (i) are to be applied to the restoration of the applicable Mortgaged Property (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (ii) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (iii) shall be paid out from time to time to the Borrower as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

         (A) the Borrower must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

         (B) the Work shall be in the charge of an architect or engineer and before the Borrower commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from the Borrower. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (y) be in compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of the Borrower relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents will be correct in all material respects and (z) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the effect of such Condemnation;

         (C) except as provided in (D) below, each request for payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by such architect or engineer, stating (y) that all the Work completed has been done in substantial compliance with the plans and specifications and (z) that the sum requested is justly required to reimburse the Borrower for payments by the Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

         (D) each request for payment in connection with the acquisition of a replacement Mortgaged Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to the Collateral Agent and, in connection therewith, (y) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Borrower and a certificate of the Borrower stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (z) the Borrower shall (I) in addition to any other items required to be delivered under this Section), provide the Administrative Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Administrative Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties);

         (E) each request shall be accompanied by waivers of lien reasonably satisfactory to the Collateral Agent covering that part of the Work for which payment or reimbursement is being requested and, if reasonably required by the Collateral Agent, by a search prepared by a title company or licensed abstractor or by other evidence reasonably satisfactory to the Collateral Agent, that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Collateral Agent and otherwise permitted by Section 6.02;

         (F) there shall be no Default or Event of Default that has occurred and is continuing;

         (G) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

         (H) after commencing the Work, the Borrower shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to the Borrower the amount of any Casualty Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Condemnation that necessitated such Work to be applied (x) to prepay obligations outstanding under this Agreement, with any excess being returned to the Borrower, or (y) to be reinvested in the Borrower's principal lines of business within 360 days after the receipt thereof, provided that the Borrower, pending such reinvestment, deposits, within five Business Days of receipt of such amounts, such amounts in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

            (g) Notwithstanding any other provisions of this Section, if the Borrower shall have elected to replace a Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph (c) above, all Condemnation Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay obligations outstanding under this Agreement in accordance with Section 2.12 if (i) the Borrower notifies the Collateral Agent and the Administrative Agent that it does not intend to replace the related Mortgaged Property, (ii) a Responsible Officer of the Borrower shall not have notified the Administrative Agent and the Collateral Agent in writing that the Borrower has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) the Borrower shall have not notified the

Administrative Agent and the Collateral Agent in writing that it has begun construction of the replacement structures within one year after the related Condemnation.

            (h) Nothing in this Section shall prevent the Collateral Agent from applying at any time all or any part of the Casualty Proceeds or Condemnation Proceeds to (i) the curing of any Event of Default under this Agreement or (ii) the payment of any of the Loans after the occurrence and during the continuance of an Event of Default.

                                   ARTICLE VI

                               Negative Covenants

            The Borrower covenants and agrees with each Lender that, on the Borrowing Date, and so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing on the date hereof and set forth in
Schedule 6.01;

            (b) Indebtedness created hereunder and under the other Loan
Documents;

            (c) Indebtedness in an aggregate principal amount not greater than $160,000,000 under the Refinancing Facilities Agreement;

            (d) Indebtedness in an aggregate principal amount not greater than $34,000,000 under the GECC Loan Documents;

            (e) Indebtedness of the Borrower to Subsidiaries, and of Subsidiaries to the Borrower or other Subsidiaries, to the extent permitted by
Section 6.04(d);

            (f) Indebtedness (not including Indebtedness incurred in respect of the GTR Financing) of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets or any Acquired Entity, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and
(ii) the aggregate principal amount of Indebtedness permitted by this paragraph, when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to paragraph (h) below, shall not exceed $20,000,000 at any time outstanding;

            (g) Indebtedness of Alon USA Refining, Inc. incurred in the GTR Financing and Guarantees by the Borrower thereof, on terms and subject to conditions consistent in all material respects with those set forth on Exhibit G; provided that such Indebtedness shall not, at any time, exceed $9,000,000;

            (h) Capital Lease Obligations (not including Capital Lease Obligations incurred in respect of the GTR Financing) in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to paragraph (f) above, not in excess of $20,000,000 at any time outstanding;

            (i) any extension, refinancing, renewal or replacement of any Indebtedness referred to in clauses (a), (c), (d) and (g), in each case, to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness does not have the benefit of any mandatory prepayment, redemption, repurchase or similar requirements not applicable to the Indebtedness refinanced, renewed or replaced, such Indebtedness, if subordinated to the obligations of the Borrower hereunder, remains so subordinated on terms no less favorable to the Lenders, such Indebtedness is not secured by any assets not securing the Indebtedness refinanced, renewed or replaced, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

            (j) Indebtedness under bid bonds, labor and materials payment bonds, performance bonds and similar bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

            (k) Indebtedness of any Subsidiary that exists at the time such person becomes a Subsidiary and that was not incurred in contemplation of or in connection with the acquisition by the Borrower or a Subsidiary of such person, in an aggregate principal amount not in excess of $5,000,000 at any time outstanding;

            (l) obligations under Hedging Agreements that are not speculative in nature and are entered into in the ordinary course of business; and

            (m) other unsecured Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

            SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

            (b) Liens created under the Loan Documents;

            (c) Liens created under the Refinancing Facilities Agreement and the "Security Documents" referred to therein; provided that such Liens shall secure only the Indebtedness permitted by Section 6.01(c) hereof, renewals and replacements thereof permitted hereunder;

            (d) Liens on assets of the Retail Subsidiaries created under the GECC Loan Documents; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

            (e) Liens on the GTR Assets securing Indebtedness incurred in the GTR Financing;

            (f) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition,
(ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying, owning or leasing such Mortgaged Property;

            (g) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

            (h) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (including Liens in favor of customs and revenue authorities arising by operation of law to secure customs duties in connection with the importation of goods in the ordinary course of business of the Borrower and the Subsidiaries) and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

            (i) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

            (j) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations, except to the extent permitted by Section 6.01(h)), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (k) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

            (l) purchase money security interests in real property, improvements thereto, equipment or Acquired Entities hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (whether in favor of the seller or any third party financing party); provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

            (m) Liens arising out of judgments or awards in respect of which the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $2,500,000 at any time outstanding (net of any amounts as to which any insurance company or other indemnifying party (other than the Borrower or an Affiliate of the Borrower) has acknowledged liability);

            (n) "first-purchaser" Liens arising in connection with the purchase of crude oil;

            (o) Liens deemed to exist in connection with leases or subleases granted to others in the ordinary course of business that do not materially interfere with the conduct of the business of the Borrower and the Subsidiaries;

            (p) Liens on cash or cash equivalents to secure obligations under Hedging Agreements that are not speculative in nature and are entered into in the ordinary course of business and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts requiring the maintenance of cash margin account balances; provided that the aggregate amount of all cash and cash equivalents subject to such Liens does not exceed $5,000,000 at any time;

            (q) Liens deemed to exist in connection with options or warrants permitted by Section 6.05(c); and

            (r) Other Liens securing obligations, actual or contingent, in an aggregate amount not greater than $2,500,000 at any time.

            SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.05 and (ii) any

Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.

            SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investments (including by way of capital contributions) or any other interests in, any other person, except:

            (a) (i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (ii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Non-Retail Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Non-Retail Subsidiaries that are not Loan Parties shall not exceed $1,000,000 at any time outstanding;

            (b) Permitted Investments;

            (c) accounts receivable owing to the Borrower or any of the Subsidiaries arising from sales of inventory under usual and customary terms in the ordinary course of business;

            (d) loans or advances (i) made by the Borrower to any Non-Retail Subsidiary, (ii) made by any Subsidiary to the Borrower or any Non-Retail Subsidiary, (iii) consisting of proceeds from the Refinancing Facilities Agreement in an amount not to exceed $5,600,000 outstanding at any one time, made by Alon USA, LP to Southwest Convenience Stores, LLC and (iv) in an amount not to exceed $5,000,000 outstanding at any one time, made by the Borrower or any Subsidiary to any Retail Subsidiaries; provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (it being understood that any loans and advances made pursuant to clause (iii) hereunder shall be so evidenced by a promissory note and so pledged to the Collateral Agent only to the extent that the same is required under the Refinancing Facilities Agreement) and (B) the amount of such loans and advances made by Loan Parties to Non-Retail Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

            (e) the Borrower or any Subsidiary may acquire (by construction, purchase, through a merger or otherwise) (i) assets or a line of business which constitute or comprise Growth Assets or Additional Assets or (ii) substantially all of the Equity Interests of a person that as a result becomes a wholly owned Non-Retail Subsidiary, provided that (A) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary, (B) such person shall be a going concern and shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year and (C) the Borrower would be in compliance as of the last fiscal quarter for which financial statements were delivered pursuant to Section 5.04(a) or (b) hereof, on a pro forma basis after giving effect to such acquisition as if it had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements were delivered pursuant to
Section 5.04(a) or (b) hereof, with the requirements contained in Sections 6.12, 6.13, 6.14 and 6.15 hereof, as evidenced by a certificate of a Responsible Officer of the Borrower which shall have been prepared in good faith and based on reasonably detailed written assumptions (such acquired person referred to herein as the "Acquired Entity"); provided that at the time of any transaction described in (i) or (ii) above (x) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; and (y) the aggregate consideration paid in connection with such acquisition and any related acquisitions pursuant to this paragraph (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and the amount of any forgivable loan owed to any Acquired Entity and excluding any proceeds from an Asset Sale which are reinvested in such acquisition in compliance with the provisions set forth in the definition of "Net Cash Proceeds" herein) (1) for any Growth Assets shall not exceed $20,000,000 in the aggregate for all such acquisitions pursuant to this paragraph or (2) for any Additional Assets shall not exceed $7,500,000 in the aggregate for all such acquisitions pursuant to this paragraph (any acquisition meeting all the applicable criteria of this paragraph being referred to herein as a "Permitted Acquisition");

            (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (g) loans and advances by the Borrower and Subsidiaries in the ordinary course of business to their respective employees, directors and officers so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

            (h) Hedging Agreements that are not speculative in nature and are entered into in the ordinary course of business;

            (i) investments existing on the date hereof and set forth on
Schedule 6.04;

            (j) inventory receivables in connection with product exchange arrangements made in the ordinary course of business and consistent with past practices not to exceed 300,000 barrels of refined petroleum products in the aggregate outstanding at any one time;

            (k) loans and advances in the ordinary course of business consistent with past practices to distributors or wholesalers of products of the Borrower or any Subsidiary not to exceed $5,000,000 in the aggregate outstanding at any time; and

            (l) other investments, loans and advances by the Borrower and the Subsidiaries (other than investments, loans and advances to Subsidiaries that are not Loan

Parties) so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (l) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not at any time exceed $1,000,000 in the aggregate.

            SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets constituting all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries taken as a whole, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, or assets of any other person that are substantial in relation to the Borrower and the Subsidiaries taken as a whole, except that (i) the Borrower or any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (w) any wholly owned Non-Retail Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (x) any Retail Subsidiary may merge into or consolidate with any other Retail Subsidiary, (y) any wholly owned Non-Retail Subsidiary may merge into or consolidate with any other wholly owned Non-Retail Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Non-Retail Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions.

            (b) Engage in any Asset Sale permitted under paragraph (a) above unless (i) such Asset Sale is an Asset Swap or (ii) (A) such Asset Sale is for consideration at least 75% of which is cash, (B) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of or the Equity Interests being issued and (C) the aggregate amount or fair market value of all consideration received in Asset Sales pursuant to this clause (ii) shall not exceed $20,000,000 in any fiscal year or $30,000,000 in the aggregate during the term of this Agreement.

            (c) Issue or transfer any Equity Interest in any Subsidiary to any manager, employee or consultant of the Borrower or any Subsidiary other than non-voting Equity Interests in Alon Assets and Alon Operating issued under any employee stock option or stock purchase plan or employee benefit plan in existence as of the date hereof or hereafter adopted, or otherwise in connection with the employment or retention of any such manager or employee, but in each case only if, after giving effect to such issuance, the Borrower shall own, directly or indirectly, Equity Interests (which shall not be subject to any warrant, option or similar right) representing not less than 80% of the Equity Interests of each such Subsidiary.

            SECTION 6.06. Restricted Payments. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any

Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (b) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, (i) the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $1,000,000 in any fiscal year, (ii) the Borrower or its Subsidiaries may pay management fees or similar fees under the Management and Consulting Agreement to the Investors in an aggregate amount not to exceed $4,000,000 in any fiscal year and (iii) commencing on January 1, 2006, if the sum, since the Borrowing Date, of all amounts prepaid in accordance with Section 2.11 and offered to be prepaid in accordance with Section 2.12 equals or exceeds 25% of the aggregate principal amount of the Loans outstanding as of the Borrowing Date, the Borrower may, so long as no Default or Event of Default shall exist, declare and pay dividends or make distributions ratably to its equity holders in any fiscal year in an amount equal to 50% of Excess Cash Flow for the immediately preceding fiscal year (but only after making any prepayment required to be made under Section 2.12(d) with respect to Excess Cash Flow for such preceding fiscal year).

            SECTION 6.07. Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to
(A) restrictions and conditions imposed by law or by any Loan Document, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) restrictions and conditions imposed by the Refinancing Facilities Agreement and any extensions, renewals or replacements of such credit facility established simultaneously with the expiration or termination of such credit facility and expressly permitted under Section 6.01 hereof; provided, however, that (x) such restrictions and conditions shall in no event restrict the ability of the Subsidiaries to pay dividends or other distributions or make or repay loans or advances to the Borrower to the extent necessary to enable the Borrower to pay amounts due under this Agreement and (y) the restrictions and conditions imposed by any such extensions, renewals or replacements shall not have any greater adverse effect on the Lenders than those of the Refinancing Facilities Agreement existing on the Borrowing Date, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Capital Lease Obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or Capital Lease Obligations and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 6.08. Transactions with Affiliates. Except for transactions
(i) by or among Loan Parties, (ii) otherwise expressly provided in this Agreement or (iii) pursuant to arrangements existing on the date hereof and set forth on Schedule 6.08, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

            SECTION 6.09. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto.

            SECTION 6.10. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders.

            (b)(i) Pay or offer or commit to pay, or make any distribution, whether in cash, property, securities or a combination thereof, in respect of, other than payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness (other than as expressly provided for herein), or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

            SECTION 6.11. Capital Expenditures. Permit the aggregate amount of Capital Expenditures (other than expenditures designated by the Borrower to be Permitted Acquisitions in accordance with Sections 6.04(e) and 6.05(a)) made by the Borrower and the Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

Period                Amount
------              -----------
 2004               $25,000,000

 2005               $32,500,000

 2006               $25,000,000

 2007               $20,000,000

 2008               $20,000,000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year after the fiscal year ending on December 31, 2004, shall be increased by the unused amount of permitted Capital Expenditures set forth in the table above for the immediately preceding fiscal year (and in determining any such unused amount, Capital Expenditures during any fiscal year will be applied first against any amounts carried forward from the prior year). The amount of permitted Capital Expenditures set forth above in respect of the fiscal year ending on December 31, 2004, shall be increased, at the option of the Borrower, by an amount not to exceed $15,000,000, solely in connection with Capital Expenditures related to the refinery turnaround currently planned for 2005 and the expansion of the crude unit to 65,000 barrels per day. In the event that permitted Capital Expenditures in 2004 are increased as provided in the preceding sentence, the amount of permitted Capital Expenditures for the fiscal year ending on December 31, 2005 shall be correspondingly reduced.

            SECTION 6.12. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth opposite such period:

           Period                           Ratio
----------------------------             -----------
3/31/2004 through 12/31/2005             2.00 to 1.0
1/1/2006 through 12/31/2007              2.25 to 1.0
Thereafter                               2.50 to 1.0

            SECTION 6.13. Maximum Leverage Ratio. Permit the Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period:

          Period                                Ratio
----------------------------                  ----------
3/31/2004 through 12/31/2005                  4.5 to 1.0
Thereafter                                    4.0 to 1.0

            SECTION 6.14. Minimum Net Worth. Commencing on March 31, 2004, permit the Net Worth of the Borrower at any time to be less than $70,000,000 plus 50% of aggregate, cumulative Consolidated Net Income accruing for all fiscal quarters of the Borrower ended after March 31, 2004 (excluding any fiscal quarter for which Consolidated Net Income was negative).

            SECTION 6.15. Current Ratio. Commencing on March 31, 2004, permit the Current Ratio of the Borrower at any time to be less than 1.0 to 1.0.

            SECTION 6.16. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

            SECTION 6.17. Subsidiaries. Incorporate or organize any subsidiary except under the laws of the United States of America, any State thereof or the District of Columbia.

                                   ARTICLE VII

                                Events of Default

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan (or any premium related thereto) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph
(b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower only), 5.02(a), 5.05(a), 5.05(e), 5.07 or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

            (f) (i) the Borrower or any Non-Retail Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure is not waived and continues after any applicable grace period therefor, or (ii) any other event or condition occurs that results in any Material Indebtedness of the Borrower or a Non-Retail Subsidiary becoming due prior to its scheduled maturity or that would enable or permit (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and such event or condition is not waived and continues after any applicable grace period therefor; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (g) any person shall make any demand for payment or otherwise seek to exercise or enforce its rights under any Guarantee (and the amount so demanded or sought constitutes Material Indebtedness) by a Loan Party of any Material Indebtedness of any Retail Subsidiary;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (net of all amounts as to which any insurance company or other indemnifying party (other than the Borrower or an Affiliate of the Borrower) has acknowledged liability) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

            (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;

            (l) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under any such Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

            (m) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in any material portion of the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement; or

            (n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and (ii) declare the Loans then outstanding to be due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

            Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

            The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

            Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in

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Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other

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Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it at Park Central I, 7616 LBJ Freeway, Suite 300, Dallas, TX 75251, Attention of Chief Financial Officer (Telecopy No.
(972) 367-3719);

            (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Martha Capo (Telecopy No. (212) 325-8304); and

            (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. The Borrower, the Administrative Agent and any Lender may each change the address or e-mail address for service of notice and other communications by a notice in writing to the other parties hereto.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections

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2.13, 2.15, 2.19, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

            SECTION 9.03. Binding Effect. This Agreement shall become binding when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

            SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender or an assignment in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the unused Commitment or outstanding Loans, as the case may be, of the assigning Lender subject to each such assignment shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or outstanding Loans), (iii) the parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an assignment and acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) if no such system shall be acceptable to the Administrative Agent, manually execute and deliver to the Administrative Agent an assignment and acceptance, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax documentation (whether pursuant to Section 2.19(e) or otherwise reasonably requested by the Administrative Agent). Upon acceptance and recording pursuant to paragraph (e) of this Section (provided, however, that no such acceptance or recording is required if the assignment is by a Lender to a Related Fund or to an Affiliate), from and after the effective date specified in each Assignment and Acceptance,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

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Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid). For purposes of this Section 9.04(b), (i) "Approved Fund" means (A) a CLO and (B) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor and (ii) "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment or the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by the Borrower or any Subsidiary in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable register.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire (and all applicable tax documentation) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e), provided, however, that if the assignment is by a Lender to an Affiliate or a Related Fund, such assignment shall not be required to be delivered to the Administrative Agent and recorded by the Administrative Agent in the Register in order to be effective (it being agreed that if such assignment is not so delivered to the Administrative Agent (A) the processing and recordation fee set forth in paragraph (b) above shall not be required to be paid and (B) such assignment shall not be subject to the minimum amount requirement set forth in paragraph (b) above); further provided, that the Borrower and the Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until such time as written notice of such assignment shall have been delivered to the Administrative Agent.

            (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the

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amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing all or substantially all the Guarantors or all or substantially all the Collateral, except as expressly provided in Section 9.17).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

            (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPV to make any Loan and
(ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may
(i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or

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credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to such financial institution or to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV; provided that such SPV makes such recipient aware of the confidentiality provisions of Section 9.16.

            (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

            SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

            (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or
(iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or wilful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the

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Collateral Agent, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time (or, if no Loans or Commitments shall then be outstanding or in effect, at the time Loans were most recently outstanding).

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

            SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further

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exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the Commitment Fees or any other fees of any Lender, or waive or excuse any such payment or any part thereof, without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(j), the provisions of this Section or the definition of the term "Required Lenders", or (except as expressly provided in Section 9.17) release all or substantially all the Guarantors or all or substantially all the Collateral, without the prior written consent of each Lender, (iv) contractually subordinate any of the Collateral Agent's Liens without the prior written consent of each Lender or (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, respectively.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

            SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder,
(e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty

(or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "Information" shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

            (b) Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or otherwise (and any Affiliate thereof and any employee, representative or other agent of such party or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to it relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby. For this purpose, the tax treatment of the transactions contemplated hereby is the purported or claimed U.S. federal tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal tax treatment of such transactions.

            SECTION 9.17. Release of Collateral and Guarantees. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall request the release under the Guarantee and Collateral Agreement or any other Security Document of any Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary or Collateral) to a person other than the Borrower or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary from its Guarantee under the Guarantee and Collateral Agreement or the release of such Collateral, as the case may be, substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. The Collateral Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph.

            (b) Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall so request in connection with a GTR Financing secured by the GTR Assets and shall deliver to the Collateral Agent a certificate to the effect that such GTR Financing will comply with the terms of this Agreement, the Collateral Agent shall, if satisfied that the applicable certificate is correct, without the consent of any Lender, and at the time of the initial funding under such GTR Financing, execute and deliver all such instruments and take all such further actions as shall be necessary to (i) release the GTR Assets from the Liens of the Security Documents or (ii) if the lenders providing such GTR Financing shall so permit, subordinate the Liens of the Security Documents, insofar as they encumber the GTR Assets, to the Liens on the GTR Assets securing such GTR Financing. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. The Collateral Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral or the subordination of Liens, as the case may be, required by this paragraph. The Borrower agrees that it will endeavor in good faith, in connection with any GTR Financing, to procure the agreement of the lenders providing such GTR Financing that the Liens of the Security Documents on the GTR Assets may be subordinated as contemplated above rather than released; provided, that the Borrower shall not be required to incur any monetary cost or loss in order to procure such agreement. The Borrower further agrees that if the GTR Assets shall be released from the Liens of the Security Documents as provided above and the GTR Financing shall later be repaid and terminated or the GTR Assets shall be released from the Liens created in connection therewith, the Borrower shall promptly so notify the Collateral Agent and take all such actions as the Collateral Agent shall request to subject the GTR Assets to the Liens of the Security Documents and to cause such Liens on the GTR Assets to be perfected.

            (c) Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall so request and shall deliver to the Collateral Agent a certificate to the effect that the Equity Interests of and all assets of Alon USA Interests, LLC, and/or Southwest Convenience Stores, LLC, shall have been released from all Liens securing obligations under the Refinancing Facilities Agreement and, if applicable, that the Guarantees of Alon USA Interests, LLC and/or Southwest Convenience Stores, LLC with respect to the Refinancing Facilities Agreement have been terminated, the Collateral Agent shall, if satisfied that the applicable certificate is correct, without the consent of any Lender, execute and deliver all such instruments and take all such further actions as shall be necessary to release or terminate all such Equity Interests, assets and/or Guarantees of Alon USA Interests, LLC, and Southwest Convenience Stores, LLC, from the Liens and/or Guarantees of the Security Documents to the same extent so released under the Refinancing Facilities Agreement.

            (d) Without limiting the provisions of Section 9.05, the Borrower shall reimburse the Collateral Agent for all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.17.

            SECTION 9.18. LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, (b) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, (c) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT AND (d) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE REFINANCING FACILITIES AGREEMENT TO EXTEND CREDIT TO ALON USA, LP AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   ALON USA, INC.,

                                   by /s/ DAVID WIESSMAN
                                      ------------------------------
                                      Name: David Wiessman
                                      Title: Chairman of the Board of Directors

                                   CREDIT SUISSE FIRST BOSTON, acting
                                   through its Cayman Islands Branch,
                                   individually and as Administrative
                                   Agent and Collateral Agent,

                                   by /s/ JAMES MORAN
                                      ------------------------------
                                      Name: James Moran
                                      Title: Director


                                   by /s/ DENISE ALVAREZ
                                      ------------------------------
                                      Name: Denise Alvarez
                                      Title: Associate

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: A3 FUNDING LP

                                          By: A3 Fund Management LLC, its
                                              General Partner

                                          by: /s/ KEVIN (ILLEGIBLE)
                                              -------------------------
                                              Name: Kevin (ILLEGIBLE)
                                              Title: Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: ABLECO FINANCE LLC

                                          by: /s/ KEVIN (ILLEGIBLE)
                                              -------------------------
                                              Name: Kevin (ILLEGIBLE)
                                              Title: Senior Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: Aviary Associates LP

                                          By: Aviary Capital Enterprises Inc.,
                                              General Partner


                                          by: /s/ STEVEN C. (ILLEGIBLE)
                                              -------------------------
                                              Name: Steven C. (ILLEGIBLE)
                                              Title: Executive Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: Black Diamond CLO 2000-1, Ltd.


                                          by: /s/ ALAN CORKISH
                                              -------------------------
                                              Name: Alan Corkish
                                              Title: Director

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: Black Diamond International Funding,
                                          Ltd.


                                          by: /s/ ALAN CORKISH
                                              -------------------------
                                              Name: Alan Corkish
                                              Title: Director

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT

                          Name of Lender: CITIGROUP INVESTMENTS CORPORATE LOAN
                                          FUND INC.

                                          By: Travelers Asset Management
                                              International Company LLC

                                          by: /s/ DANIEL SCOTFIN
                                              -------------------------
                                              Name: Daniel Scotfin
                                              Title: Director

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: COLUMBIA FLOATING RATE ADVANTAGE FUND

                                          By: Columbia Management Advisor Inc.,
                                              as Advisor

                                          by: /s/ KATHLEEN A. ZARN
                                              -------------------------
                                              Name: Kathleen A. Zarn
                                              Title: Senior Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: COLUMBIA FLOATING RATE LIMITED
                                          LIABILITY COMPANY

                                          By: Columbia Management Advisor Inc.,
                                              as Advisor

                                          by: /s/ KATHLEEN A. ZARN
                                              -------------------------
                                              Name: Kathleen A. Zarn
                                              Title: Senior Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: FIRST TRUST / FOUR CORNERS SENIOR
                                          FLOATING RATE INCOME FUND

                                          By: Four Corners Capital Management
                                              LLC, As Collateral Manager

                                          by: /s/ ROBERT I. BERNSTEIN
                                              -------------------------
                                              Name: Robert I. Bernstein
                                              Title: Chief Credit Officer

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: KZH CYPRESSTREE-1 LLC


                                          by: /s/ DORIAN HERRERA
                                              -------------------------
                                              Name: Dorian Herrera
                                              Title: Authorized Agent

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT

                          Name of Lender: KZH ING-2 LLC


                                          by: /s/ DORIAN HERRERA
                                              -------------------------
                                              Name: Dorian Herrera
                                              Title: Authorized Agent

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: KZH STERLING LLC


                                          by: /s/ DORIAN HERRERA
                                              -------------------------
                                              Name: Dorian Herrera
                                              Title: Authorized Agent

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: OPPENHEIMER SENIOR FLOATING RATE FUND


                                          by: /s/ LISA CHAFFEE
                                              -------------------------
                                              Name: Lisa Chaffee
                                              Title: Manager

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: ORIX FUNDING LLC


                                          by: /s/ ANN E. MORRIS
                                              ---------------------------
                                              Name: Ann E. Morris
                                              Title: Asst. Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: TRS CALLISTO LLC


                                          by: /s/ DEBORAH O'KEEFE
                                              ---------------------------
                                              Name: Deborah O'Keefe
                                              Title: Vice President

                                          SIGNATURE PAGE TO THE AMENDED AND
                                          RESTATED CREDIT AGREEMENT DATED AS OF
                                          JANUARY 14, 2004, TO THE ALON USA,
                                          INC. CREDIT AGREEMENT


                          Name of Lender: TRS IO LLC


                                          by: /s/ DEBORAH O'KEEFE
                                              ---------------------------
                                              Name: Deborah O'Keefe
                                              Title: Vice President